SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

June 1, 2004

(Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5.	Other Events

On May 21, 2004, at the annual meeting of shareholders of Cell Therapeutics, Inc. (the “Company”), the shareholders of the Company approved the amendment of the Company’s articles of incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000 shares and the amendment and restatement of the Company’s articles of incorporation for ease of reference and clarity. The Company’s amended and restated articles of incorporation, which were filed with the Secretary of State of Washington on June 1, 2004, are attached hereto as Exhibit 3.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

3.1	Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: June 4, 2004	By:	/s/ Louis A. Bianco

Louis A. Bianco Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number

3.1	Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.